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                                                                     Exhibit 2.2

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


This Amendment No. 1 to Asset Purchase Agreement (the "Agreement") is entered into as of October 19, 2000 by and among Student Advantage, Inc., a Delaware corporation or its designee (the "Buyer"), and CollegeClub.com, Inc., Campus 24, Inc. and CollegeStudent.com, Inc., debtors and debtors in possession in the Chapter 11 case no. 00-08305-A11 pending in the United States Bankruptcy Court for the Southern District of California (the "Sellers"). Reference is made to that certain Asset Purchase Agreement by and among the Buyer and the Sellers dated August 21, 2000 (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H:

WHEREAS, in order to reflect certain adjustments to the Purchase price arising out of the fact that the Seller has not been assigned certain contracts with Sony Corporation of America and affiliates, and to reflect certain compromises regarding issues concerning contracts with The National Broadcasting Company and Oracle Corporation, as well as the Buyer agreeing to waive certain closing conditions to enable the immediate closing of the transactions under the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Sellers agree as follow:

         1. Section 1.3(a) of the Purchase Agreement is hereby modified by deleting the number $7,000,000" and replacing it with the number "$7,666,667".

         2. Section 1.3(b) of the Purchase Agreement is modified by (i) deleting the number "1,516,667" and replacing it with the number "1,324,994", and (ii) by deleting the number "$13,000,000" and replacing it with the number "$11,356,524".

         3. Section 5.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         "5.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or waiver by the Buyer of the following conditions:

                  (a) the sale of the Acquired Assets by the Sellers to the Buyer as contemplated by this Agreement shall have been approved by the Bankruptcy Court pursuant to the Approval Order, which shall be in full force and effect, and not stayed, modified, vacated, amended or revoked;

                  (b) the assumption and assignment by the Sellers of the Assigned Contracts and Leases to the Buyer shall have been authorized and approved by an order of the Bankruptcy

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Court which order shall be in full force and effect without any modification or amendment, as of the Closing Date;

                  (c) the Sellers shall have provided the Buyer with any and all modifications to the Schedules to the Purchase Agreement in accordance with this Agreement;

                  (d) the Sellers shall have entered into the Escrow Agreement;

                  (e) between October 19, 2000 and the Closing Date, no force majeure or similar catastrophic event shall have occurred with respect to the Acquired Assets;

                  (f) the Sellers shall have entered into and delivered to the Buyer, the Lock-Up Agreement; and

                  (g) Each of the Sellers shall have executed and delivered to the Buyer an Investment Representation Letter in the form reasonably satisfactory to the Buyer and the Sellers and the Buyer shall have no reason to believe that the statements set forth therein and in Section 2.18 hereof are not true and shall be reasonably satisfied that the issuance and sale of the Shares is exempt from the registration requirements of the Securities Act."

         4. Except as specifically modified hereby, the Purchase Agreement remains in full force and effect.

         5. In the event of any conflicts between the terms of this Agreement and the terms in the Purchase Agreement shall be resolved in favor of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                            COLLEGECLUB.COM, INC.
                                            CAMPUS 24, INC.
                                            COLLEGESTUDENT.COM, INC.,
                                            Debtors and Debtors in Possession

                                            By their counsel,

                                            By: /s/ Oscar Garza
                                                --------------------------------
                                            Name: Oscar Garza, Esq.


                                            STUDENT ADVANTAGE, INC.

                                            By its counsel,

                                            By: /s/ Mitchel Appelbaum
                                                --------------------------------
                                            Name:  Mitchel Appelbaum, Esq.


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